                                                          Item 6 (a), Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods


                                  January 1, 1998        January 1, 1997
                                      through                through
                                  March 31, 1998         March 31, 1998
                                  --------------         --------------
                                    (unaudited)            (unaudited)
Net Income (Loss)                    $    4,169            $  (8,173)
                                     ==========            =========

Weighted Average Number of
Common Shares Outstanding             2,210,434              250,000
                                     ==========            =========

Earning (Loss) per Common Share      $     0.00            $    (.03)
                                     ==========            =========